UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2013

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Executive Officer.

The Board of Directors of Lam Research Corporation (the “Company”) has appointed Douglas R. Bettinger as the Company’s Executive Vice President and Chief Financial Officer, effective March 11, 2013. Mr. Bettinger, who is 45, most recently served as Chief Financial Officer and Senior Vice President of Avago Technologies Limited, a position he has held since 2008. Prior to Avago, Mr. Bettinger served as Vice President of Finance and Corporate Controller at Xilinx, Inc. Prior to Xilinx, he was Chief Financial Officer at 24/7 Customer, a privately held company, where he established and managed worldwide financial and operations functions. Mr. Bettinger also spent 12 years at Intel Corporation, where he served in several senior-level finance and manufacturing operations positions, including Corporate Planning and Reporting Controller, and was instrumental in implementing Sarbanes-Oxley regulations and managing external reporting duties. He also served as Malaysia Site Operations Controller, overseeing the financial reporting for Intel’s largest assembly and test facility.

Mr. Bettinger holds a Bachelor’s of Science in Economics from the University of Wisconsin and an MBA in Finance from the University of Michigan.

The Company entered into an Employment Agreement with Mr. Bettinger (the “Agreement”) on February 25, 2013. The Agreement is effective as of March 11, 2013.

The summary of the terms of the Agreement that follows is qualified in its entirety by the text of the Agreement. The Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Agreement provides that Mr. Bettinger shall serve as the Company’s Executive Vice President and Chief Financial Officer, for a term commencing on March 11, 2013 and ending on July 17, 2015, subject to the right of the Company or Mr. Bettinger, under certain circumstances, to terminate the Agreement prior to July 17, 2015, and provided that Mr. Bettinger’s employment under the Agreement will terminate upon his death or “disability,” as defined in the Agreement.

Under the Agreement, Mr. Bettinger will receive a base salary of $485,000 per year, subject to annual adjustment at the discretion of the Compensation Committee of the Board. Mr. Bettinger will participate in the Company’s Annual Incentive Plan in 2013, with a target payout equal to 85% of his base salary; will participate in the Company’s Long-Term Incentive Plan for the 2013-2014 cycle, with a target payout of $2,000,000 payable in 2015; and will be eligible for future awards under the Company’s short-term or long term variable compensation plans. Mr. Bettinger will receive other benefits, such as health insurance, vacation, and other benefit plans and compensation programs generally applicable to executive officers of the Company. He will be reimbursed for reasonable and necessary business expenses incurred in the performance of his duties.

In connection with Mr. Bettinger’s hiring, on the effective date of the Agreement, he will be granted restricted stock units (“RSUs”) with a dollar value (as of such date) equal to $2,000,000 in the aggregate (the “Initial RSUs”). The Initial RSUs will vest, subject to Mr. Bettinger’s continued employment, in equal tranches on June 30, 2013, September 30, 2013, December 30, 2013, and March 11, 2014. In the event that Mr. Bettinger’s employment terminates due to a “voluntary resignation” (as defined in the Agreement) prior to March 11, 2015, he will be required to repay to the Company (in cash or in vested RSU shares) a pro rata portion of the Initial RSUs. In the event that Mr. Bettinger’s employment terminates within the first year of the employment period for any reason other than a voluntary resignation or a termination for “cause” (as defined in the Agreement), the unvested portion of all RSUs shall accelerate their vesting as of the termination date.

If a “change in control” (as defined in the Agreement) of the Company occurs during the period of Mr. Bettinger’s employment under the Agreement, and if there is an “involuntary termination” (as defined in the Agreement) of Mr. Bettinger’s employment either in contemplation of or within the 12 months following such change in control, Mr. Bettinger will be entitled to (1) a lump-sum cash payment equal to 12 months of Mr. Bettinger’s then-current base salary plus an amount equal to the average of the Company’s short-term variable compensation plan payments earned by Mr. Bettinger over the last five years in which he was employed by the Company on December 31st of such year (the “Short Term Plan Average”), plus a pro rata amount of the Short Term Plan Average for such calendar year; (2) if as of the termination date, payment has not yet been made under the Short Term Plan that was in effect during the calendar year, payment of any amounts under the Short Term Plan that was in effect during the calendar year prior to the calendar year in which he was terminated which Mr. Bettinger would have earned (based on the performance results achieved under the plan) if his employment had not been terminated; (3) a lump sum amount equal to twelve months of COBRA premiums; (4) vesting, as of the date of termination, of the unvested portions of any stock option or restricted stock unit awards granted to Mr. Bettinger prior to the change in control, and issuance of shares underlying any RSUs within 10 days of the date of termination with generally a two year exercise period applicable to any stock options; and (5) payment of any amounts accrued as of the last full completed quarter as of the change in control under any long-term cash-based variable compensation plans of the Company (the “Long Term Plans”), plus an amount equal to the remaining target amount under the Long Term Plans.

If Mr. Bettinger is involuntarily terminated other than in connection with a change in control, he will be entitled to (1) a lump-sum cash payment equal to 12 months of Mr. Bettinger’s then-current base salary, plus an amount equal to fifty percent of the Short Term Plan Average, plus an amount equal to the amount which Mr. Bettinger would have earned under the Short Term Plan for such calendar year in which he terminated multiplied by the number of full months worked in the calendar year in which Mr. Bettinger’s employment is terminated divided by twelve (the “Pro-Rated Short Term Plan Amount”); (2) payment of unpaid amounts under the Short Term Plan; (3) a lump sum amount equal to twelve months of COBRA premiums; (4) vesting of any unvested stock options or RSUs that were granted twelve (12) months or more before the termination date, in a pro rata amount; and (5) payment of amounts accrued under the Long Term Plans as of the date of termination.

In the event of Mr. Bettinger’s death or disability, he (or his estate) will be entitled to (1) the Pro-Rated Short Term Plan Amount; (2) payment of unpaid amounts under the Short Term Plan; (3) a lump sum amount equal to twelve months of COBRA premiums; (4) vesting of any unvested stock options or RSUs, in an amount equal to the greater of 50% of such awards or a pro rata amount; and (5) payment of amounts accrued under the Long Term Plans as of the date of termination.

In the event of any other termination of Mr. Bettinger’s employment during the term of the Agreement, Mr. Bettinger will be entitled to payment of any earned but unpaid base salary, any accrued and unused vacation, and reimbursement for any expenses incurred in connection with the business of the Company. If Mr. Bettinger voluntarily resigns, he will be entitled to no additional benefits, any unvested stock options will be cancelled within 90 days of the date of termination unless earlier exercised, and any RSUs will be cancelled on the date of termination.

The Agreement subjects Mr. Bettinger to customary confidentiality and non-competition obligations during the term of the Agreement, and non-solicitation obligations for a period of six months following the termination of his employment. The agreement also requires Mr. Bettinger to execute a release in favor of the Company to receive the payments described above.

There are no arrangements or understandings between Mr. Bettinger and any other persons pursuant to which Mr. Bettinger was named as an executive officer of the Company. Mr. Bettinger does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Bettinger has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

Item 8.01 Other Events.

On February 26, 2013, the Company issued a press release announcing the appointment described in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement between Lam Research Corporation and Douglas R. Bettinger

99.1	Press release dated February 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2013

LAM RESEARCH CORPORATION

By:	/s/ Sarah A. O’Dowd
Sarah A. O’Dowd
Senior Vice President & Chief Legal Officer

EXHIBIT INDEX

10.1	Employment Agreement between Lam Research Corporation and Douglas R. Bettinger

99.1	Press release dated February 26, 2013